John J. Marchaesi, CPA
945 E. Henrietta Road
Suite A4
Rochester, NY 14623
585-427-0830 (phone)
585-427-0833 (fax)

September 15, 2006

U.S. Securities and Exchange Commission
100 F Street, Northeast
Washington, DC 20549-2000

Re: Cartoon Acquisition, Inc. File #000-50411

To whom it may concern:

The statements regarding my resignation as compiling accountant for the aforementioned company are accurate and I agree with the issuer's statements made in its 8-K report regarding my resignation.

Should you have any questions, do not hesitate to call.

Sincerely,

John J. Marchaesi, CPA

Cc: Randolph Hudson, President Cartoon Acquisition, Inc.